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Exhibit 99.5

CONSENT OF COWEN & CO., LLC

        We hereby consent to the use of our opinion letter dated February 10, 2006 to the Board of Directors of Caliper Life Sciences, Inc. ("Caliper") attached as Annex B to the Joint Proxy Statement—Prospectus constituting a part of Caliper's Registration Statement on Form S-4 relating to the merger of Caliper with Xenogen Corporation and to the references to our firm in such Joint Proxy Statement-Prospectus under the headings "SUMMARY—Opinion of Caliper's Financial Advisor," "THE MERGER TRANSACTION—Background of the Merger," "THE MERGER TRANSACTION—Factors Considered by, and Recommendation of, the Caliper Board of Directors," "THE MERGER TRANSACTION—Opinion of Caliper's Financial Advisor."

        In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act") and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act.

/s/ COWEN & CO., LLC
May 19, 2006

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  Exhibit 99.5